English Translation from Spanish (The original will be provided upon the request of the Commission).
Exhibit 99.3

FOURTH AMENDMENT TO THE
AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS FOURTH AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of this 7th day of June, 2018, by and among:

EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile (“Andina”);

THE COCA‑COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. (“KO”);

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL, a corporation organized under the laws of Argentina (“SPBR”);

COCA‑COLA DE CHILE S.A., a corporation organized under the laws of Chile (“CCDC”, and collectively with KO and SPBR hereinafter referred to as the “KO Shareholders”);

INVERSIONES FREIRE S.A. (“Freire One”), a corporation organized under the laws of Chile;

INVERSIONES FREIRE DOS S.A. (“Freire Two”), a corporation organized under the laws of Chile;

INVERSIONES SH SEIS LIMITADA, a limited liability company organized under the laws of Chile (“SH Seis”), as successor of INVERSIONES FREIRE ALFA S.A. (“Freire Alfa”) and INVERSIONES FREIRE DOS ALFA S.A. (“Freire Two Alfa”);

INVERSIONES CABILDO SpA, a stock company organized under the laws of Chile (“Cabildo”), as successor of INVERSIONES FREIRE BETA S.A. (“Freire Beta”) and INVERSIONES FREIRE DOS BETA S.A. (“Freire Two Beta”);

INVERSIONES LLEUQUE LIMITADA, a limited liability company organized under the laws of Chile (“Lleuque”), as successor of INVERSIONES CHUCAO LIMITADA (“Chucao”);

INVERSIONES NUEVA DELTA S.A., a corporation organized under the laws of Chile (“Nueva Delta”), as successor of INVERSIONES FREIRE DELTA S.A. (“Freire Delta”);

INVERSIONES NUEVA DELTA DOS S.A., a corporation organized under the laws of Chile (“Nueva Delta Dos”), as successor of INVERSIONES FREIRE DOS DELTA S.A. (“Freire Two Delta”), a corporation organized under the laws of Chile;

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), a limited liability company organized under the laws of Chile;

INVERSIONES PLAYA AMARILLA SpA, formely named INVERSIONES LAS GAVIOTAS DOS LIMITADA (“Playa Amarilla”), a stock company organized under the laws of Chile;

INVERSIONES PLAYA NEGRA SpA, formerly named INVERSIONES PLAYA NEGRA DOS LIMITADA (“Playa Negra”), a stock company organized under the laws of Chile;

INVERSIONES EL CAMPANARIO LIMITADA, formerly named INVERSIONES EL CAMPANARIO DOS LIMITADA (“Campanario”), a limited liability company organized under the laws of Chile;

INVERSIONES LAS NIÑAS DOS SpA, formerly named INVERSIONES LAS VIÑAS DOS LIMITADA (“Las Niñas”), a stock company organized under the laws of Chile;

INVERSIONES DON ALFONSO LIMITADA, formerly named INVERSIONES DON ALFONSO DOS LIMITADA (“Don Alfonso”) a limited liability company organized under the laws of Chile;

INVERSIONES LOS ROBLES LIMITADA, formerly named INVERSIONES LOS ROBLES DOS LIMITADA (“Los Robles”), a limited liability company organized under the laws of Chile;

and the following individuals: (a) José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía; (b) José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva; (c) Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal; (d)  Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger; and (e) Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.

W I T N E S S E T H:

WHEREAS, on June 25, 2012, an Amended and Restated Shareholders’ Agreement related to Andina was entered into (the “Amended SHA”, as amended as of August 31, 2012, August 18, 2014 and June 20, 2016) among Andina, CCDC, Coca-Cola Interamerican Corporation (which on December 26, 2012, transferred all of its shares of Andina to CCDC), SPBR, Freire One (which was subject to a corporate restructuring whereby Freire Alfa, Freire Beta, Inversiones Freire Gamma S.A. and Freire Delta were spun-off and certain shares of Andina were allocated among those companies, which in turn on or about October 1, 2012, agreed to become bound by the terms and provisions of the Amended SHA); Freire Two (which was subject to a corporate restructuring whereby Freire Two Alfa, Freire Two Beta, Inversiones Freire Dos Gamma S.A. and Freire Two Delta were spun-off and certain shares of Andina were allocated among those companies, which in turn on or about October 1st, 2012, agreed to become bound by the terms and provisions of the Amended SHA; and later, Freire Alfa and Freire Two Alfa merged into SH Seis, Freire Beta. and Freire Two Beta merged into Cabildo, Inversiones Freire Gamma S.A. was transformed and renamed as Inversiones El Olivillo Limitada (“El Olivillo”), Inversiones Freire Dos Gamma S.A. was transformed and renamed as Inversiones Alerce Limitada (“Alerce”), Freire Delta merged with Nueva Delta, and Freire Two Delta merged into Nueva Delta Dos, and all of these new companies in turn on or about August 18, 2014, agreed to become bound by the terms and provisions of the Amended SHA; and later El Olivillo and Alerce were merged into Chucao and on or about June 20, 2016, Chucao agreed to become bound by the terms and provisions of the Amended SHA), Los Aromos (which was subject to a corporate restructuring whereby Las Gaviotas, today Playa Amarilla, Playa Negra, Campanario, Las Niñas, Don Alfonso and Los Robles were spun-off and all of the shares of Andina were allocated among those companies, which in turn on or about September 9, 2013, agreed to become bound by the terms and provisions of the Amended SHA), and the Majority Shareholders Partners.

WHEREAS, Chucao dissolved due to the reunion of all of its equity rights in Lleuque, and as a result, Lleuque now owns a total of 50,001,644 Series A Stock, comprised of the same Series A Stock held by Chucao.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend the Amended SHA, in order to include Lleuque, as successor of Chucao, as party to the Amended SHA, as follows:

1.Representations and warranties.

Pamela Hurtado Berger and Madeline Hurtado Berger represent and warrant (i) to be the exclusive and sole beneficial owners of Lleuque, and (ii) that Lleuque is the legal successor of Chucao, owning a total of 50,001,644 Series A Stock previously held by Chucao.

2.Undertakings.

Lleuque agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Chucao under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

3.Amendments to the Amended SHA. In consideration of the representation of warranties made by the beneficial owners of Lleuque and the undertakings of Section 2 above, the parties hereto agree the following:

Lleuque has become a member of the Freire Group under the Amended SHA, as defined therein. Therefore, as of this date the Freire Group shall be formed by the following members: (i) Freire One, (ii) Freire Two, (iii) SH Seis, (iv) Cabildo, (v) Nueva Delta, (vi) Nueva Delta Dos, and (vii) Lleuque.

4.Consent to Jurisdiction. For the avoidance of doubt, each of the parties hereby irrevocable consents and agrees that any Legal Dispute may be brought to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, New York, United States of America or, in the event (but only in the event) such court does not have subject matter jurisdiction over such action, suit or proceeding, in the courts of the State of New York sitting in the City of New York, New York, United States of America.

5.Definitions. Any capitalized terms used in this Amendment but not defined herein shall have the meanings provided for in the Amended SHA.

6.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

7.Except as expressly amended hereby, none of the rights or obligations of the parties pursuant to the Amended SHA, neither the remaining clauses of the Amended SHA shall be amended, modified, waived, terminated or otherwise affected in any manner whatsoever.

[Remainder of page left blank. Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day first above written.

EMBOTELLADORA ANDINA S.A.

By: /s/ Jaime Cohen Arancibia /s/ Andres Wainer Pollack
Name: Jaime Cohen Arancibia Andrés Wainer Pollack
Title: General Legal Counsel Chief Financial Officer

THE COCA–COLA COMPANY

By: /s/ Christopher P. Nolan
Name: Christopher P. Nolan
Title: Vice President & Treasurer

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL

By: /s/ Mercedes Rodriguez Canedo
Name: Mercedes Rodriguez Canedo
Title: Attorney-in-fact

COCA-COLA DE CHILE S.A.

By: /s/ Dino Troni Peña
Name: Dino Troni Peña
Title: General Manager

INVERSIONES FREIRE S.A.

By: /s/ José Antonio Garcés Silva (Senior) /s/ José Domingo Eluchans Urenda
Name: José Antonio Garcés Silva (Senior) José Domingo Eluchans Urenda
Title: Officers

INVERSIONES FREIRE DOS S.A.

By: /s/ José Antonio Garcés Silva (Senior) /s/ José Domingo Eluchans Urenda
Name: José Antonio Garcés Silva (Senior) José Domingo Eluchans Urenda
Title: Officers

INVERSIONES SH SEIS LIMITADA

By: /s/ Arturo Rickie Guzman /s/ Gonzalo Said Handal
Name: Arturo Rickie Guzman and Gonzalo Said Handal
Title: [Not indicated]

_/s/ Gonzalo Said Handal___________
GONZALO SAID HANDAL

_/s/ Jaime Said Handal_____________
JAIME SAID HANDAL

_/s/ Javier Said Handal_____________
JAVIER SAID HANDAL

_/s/ Barbara Said Handal___________
BARBARA SAID HANDAL

_/s/ Marisol Said Handal____________
MARISOL SAID HANDAL

_/s/ Cristina Said Handal____________
CRISTINA SAID HANDAL

INVERSIONES CABILDO SpA

By: /s/ Rodrigo Muñoz Muñoz /s/ Salvador Said Somavía
Name: Rodrigo Muñoz Salvador Said Somavía
Title: Officers

_/s/ José Said Saffie_______________
JOSÉ SAID SAFFIE

_/s/ Isabel Margarita Somavía Dittborn_
ISABEL MARGARITA SOMAVÍA DITTBORN

_/s/ Salvador Said Somavía__________
SALVADOR SAID SOMAVÍA

_/s/ Isabel Said Somavía_____________
ISABEL SAID SOMAVÍA

_/s/ Constanza Said Somavía__________
CONSTANZA SAID SOMAVÍA

_/s/ Loreto Said Somavía_____________
LORETO SAID SOMAVÍA

INVERSIONES LLEUQUE LIMITADA

By: /s/ Franco Acchiardo Olivos
Name: Franco Acchiardo Olivos
Title: Attorney

_/s/ Alberto Hurtado Fuenzalida______
p.p. ALBERTO HURTADO FUENZALIDA

_/s/ Pamela Hurtado Berger___________
PAMELA HURTADO BERGER

_/s/ Madeline Hurtado Berger_________
MADELINE HURTADO BERGER

INVERSIONES NUEVA DELTA S.A.

By: /s/ José Antonio Garcés Silva /s/ José Antonio Garcés Silva (Senior)
Name: José Antonio Garcés Silva José Antonio Garcés Silva (Senior)
Title: Officers

INVERSIONES NUEVA DELTA DOS S.A.

By: /s/ José Antonio Garcés Silva /s/ José Antonio Garcés Silva (Senior)
Name: José Antonio Garcés Silva José Antonio Garcés Silva (Senior)
Title: Officers

_/s/ José Antonio Garcés Silva (Senior)_
JOSÉ ANTONIO GARCÉS SILVA (SENIOR)

_/s/ María Teresa Silva Silva__________
MARÍA TERESA SILVA SILVA

_/s/ María Teresa Silva Silva__________
MARÍA TERESA GARCÉS SILVA

_/s/ María Paz Garcés Silva____________
MARÍA PAZ GARCÉS SILVA

_/s/ José Antonio Garcés Silva (Junior)___
JOSÉ ANTONIO GARCÉS SILVA (JUNIOR)

_/s/ Matías Alberto Garcés Silva_________
MATÍAS ALBERTO GARCÉS SILVA

_/s/ Andrés Sergio Garcés Silva_________
ANDRÉS SERGIO GARCÉS SILVA

INVERSIONES LOS AROMOS LIMITADA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES PLAYA AMARILLA SpA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES PLAYA NEGRA SpA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES EL CAMPANARIO LIMITADA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES LAS NIÑAS DOS SpA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES DON ALFONSO LIMITADA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

INVERSIONES LOS ROBLES LIMITADA

By: /s/ Magdalena Alcaíno Lamarca
Name: Magdalena Alcaíno Lamarca
Title: Attorney

_/s/ Patricia Claro Marchant_________
PATRICIA CLARO MARCHANT

_/s/s María Soledad Chadwick Claro__
MARÍA SOLEDAD CHADWICK CLARO

_/s/ Eduardo Chadwick Claro________
EDUARDO CHADWICK CLARO

_/s/ María Carolina Chadwick Claro___
MARÍA CAROLINA CHADWICK CLARO

_/s/ María de la Luz Chadwick Hurtado_
MARÍA DE LA LUZ CHADWICK HURTADO